UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2004

COMMISSION FILE NUMBER 1-9533

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-2459427
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

This Amendment No. 2 to Registrant’s Current Report on Form 8-K filed on April 16, 2004 (the “Report”) amends Items 7(a) and 7(b) of the Report to provide restated financial statements of the business acquired and revised pro forma financial information. The restated historical financial statements relate to periods ended prior to the acquisition, were prepared in accordance with the UK GAAP and were audited by PricewaterhouseCoopers LLP in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), with a reconciliation to US GAAP. In the restatements, several adjustments were made to the UK GAAP accounts filed with Amendment No. 1. The revised pro forma financial information also contains several adjustments, but no material difference in pro forma net income.

Item 7.	Financial Statements and Exhibits

(a)	Financial Statements of the Business Acquired.

Consolidated balance sheets of Tramp Holdings Limited and its subsidiaries (“THL”) as of 31 January 2004 and 2003, and the related consolidated profit and loss account, cash flows and the statement of total recognized gains and losses for each of the three years in the period ended 31 January 2004. The consolidated financial statements of THL were prepared in accordance with United Kingdom Generally Accepted Accounting Principles (“UK GAAP”) and audited in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).

(b)	Pro Forma Financial Information.

Pro forma combined condensed balance sheet as of December 31, 2003 and the combined condensed statement of income for the year ended December 31, 2003.

(c)	Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

TRAMP HOLDINGS LIMITED

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE DIRECTORS OF

TRAMP HOLDINGS LIMITED

We have audited the accompanying consolidated balance sheets of Tramp Holdings Ltd and its subsidiaries as of 31 January 2004 and 2003, and the related consolidated profit and loss account, cash flows and the statement of total recognised gains and losses for each of the three years in the period ended 31 January 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Companies Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of 31 January 2004 and 2003 and the results of its operations and its cash flows for each of the three years in the period ended 31 January 2004, in conformity with accounting principles generally accepted in the United Kingdom.

As discussed in Note 2, “Restatement of Previously Issued Financial Statements”, the Company has restated its financial statements for the three years ended 31 January 2004 to correct for departures from UK GAAP.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 30 to the consolidated financial statements.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London

29 July 2004

TRAMP HOLDINGS LIMITED

GROUP PROFIT AND LOSS ACCOUNT

for the year ended 31st January 2004

	Notes	2004 £	2003 £	2002 £
		(restated)	(restated)	(restated)
Turnover	3	628,760,965	538,770,837	497,824,139
Cost of sales		(619,700,940)	(530,458,815)	(487,238,346)

Gross profit		9,060,025	8,312,022	10,585,793
Administrative expenses		(7,324,368)	(8,001,052)	(6,775,119)
Other operating income	4	2,228,226	1,816,690	2,351,184

Operating profit	5	3,963,883	2,127,660	6,161,858
Interest receivable and similar income	8	571,380	437,672	476,342
Interest payable	9	(73,614)	(102,584)	(226,554)

Profit on ordinary activities before taxation		4,461,649	2,462,748	6,411,646
Taxation	10	(1,388,096)	(892,978)	(1,594,879)

Profit on ordinary activities after taxation		3,073,553	1,569,770	4,816,767
Minority interests		(503,839)	(250,212)	(693,444)

Profit for the financial year		2,569,714	1,319,558	4,123,323
Appropriation for dividend on non-equity shares	23	(2,294,026)	(2,085,478)	(1,895,889)

Profit/(loss) for the financial year	22	275,688	(765,920)	2,227,434

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
Profit for the financial year		2,569,714	1,319,558	4,123,323
Currency translation differences on foreign currency investments		(277,315)	(475,711)	53,857

Total recognised gains and losses		2,292,399	843,847	4,177,180

All the above results were derived from continuing activities and there were no acquisitions in the year.

TRAMP HOLDINGS LIMITED

GROUP BALANCE SHEET

as at 31st January 2004

	Notes	2004		2003
		£	£	£	£
		(restated)	(restated)	(restated)	(restated)
FIXED ASSETS
Tangible assets	12		188,823		174,009
Investments	14		30,413		42,022

			219,236		216,031
CURRENT ASSETS
Stocks	15	6,067,862		6,339,945
Debtors	16	57,959,031		74,456,261
Investments	17	938,581		784,644
Cash at bank and in hand		32,173,145		18,309,107

		97,138,619		99,889,957
CREDITORS: amounts falling due within one year	18	(56,641,650)		(62,257,698)

Net current assets			40,496,969		37,632,259

Total assets less current liabilities			40,716,205		37,848,290
CREDITORS: amounts falling due after more than one year	19	(76,140)		(52,319)
PROVISIONS FOR LIABILITIES AND CHARGES	20	(232,765)		(138,079)

			(308,905)		(190,398)

Net assets			40,407,300		37,657,892

CAPITAL AND RESERVES
Called up share capital	21		5,680,000		5,680,000
Profit and loss account	22		8,113,139		8,122,424
Other reserves	23		21,322,306		19,020,622

Shareholders’ funds	24		35,115,445		32,823,046
Minority interests - equity			5,291,855		4,834,846

			40,407,300		37,657,892

The amount of shareholders’ funds attributable to equity interests was £9,881,161 (2003: £9,882,788) and to non–equity interests was £25,234,284 (2003: £22,940,258).

TRAMP HOLDINGS LIMITED

GROUP CASH FLOW STATEMENT

for the year ended 31st January 2004

	Notes	2004 £	2003 £	2002 £
		(restated)	(restated)	(restated)
Cash flow from operating activities	25	6,949,107	7,089,518	5,635,691
Returns on investments and servicing of finance	26	485,402	289,478	202,140
Taxation	26	(1,624,515)	(1,675,334)	(1,854,431)
Capital expenditure and financial investment	26	(70,540)	(128,216)	(188,183)
Acquisitions and disposals	26	23,534	85,823	5,527

Cash inflow before financing		5,762,988	5,661,269	3,800,744
Financing	26	(16,240)	(21,582)	14,146

Increase in cash in the period		5,746,748	5,639,687	3,814,890

Reconciliation of net cash flow to movement in net funds	27
Increase in cash in the period		5,746,748	5,639,687	3,814,890
Cash outflow from decrease in debt and hire purchase financing		16,240	21,582	(14,146)

Change in funds resulting from cash flows		5,762,988	5,661,269	3,800,744
New hire purchase agreements		(53,003)	—	—

Movement in net debt in the period		5,709,985	5,661,269	3,800,744
Net funds at 1st February 2003		17,532,892	11,871,623	8,070,879

Net funds at 31st January 2004		23,242,877	17,532,892	11,871,623

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1	ACCOUNTING POLICIES

Basis of accounting

The financial statements are prepared under the historical cost convention and are in accordance with applicable accounting standards.

Basis of consolidation

All group companies are consolidated. Tramp Oil Schiffahrts und Handels GmbH, Tramp Oil Germany GmbH & Co KG, Tramp Oil (Brasil) Ltda and Tramp Oil & Marine (South Cone) S.A. have been consolidated based on the accounts for the year ended 31st December 2003.

Basis of translation of foreign currencies

At the year end all foreign currency assets and liabilities of the group and company are translated at the applicable rates of exchange ruling on that date. The results of overseas subsidiary undertakings are translated into sterling at the average rates. Exchange differences which arise from the translation at rates different from those used in the previous year’s financial statements of the share capital and reserves of overseas subsidiary undertakings are dealt with through reserves. Exchange profits and losses on trading transactions are included in the group’s trading profits.

Turnover

Turnover is the amount derived from the provision of goods and services falling within the group’s ordinary activities after deduction of trade discounts and value added tax.

Deferred taxation

Deferred tax liabilities are recognised in respect of all timing differences that have originated but not reversed by the balance sheet date. Deferred tax assets are recognised to the extent they are considered recoverable. Deferred tax balances are not discounted.

Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less depreciation and any provision for impairment. All repairs are written off as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets.

The estimated useful lives are:

Fixtures, fittings and equipment	-	3-5 years
Plant and machinery	-	4-5 years
Short leasehold	-	10 years
Freehold property	-	10 years

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1	ACCOUNTING POLICIES continued

Investments

(i)	Fixed assets

Fixed asset investments are stated at cost less provision for impairment.

(ii)	Current assets

Current asset investments are stated at the lower of cost and net realisable value.

(iii)	Leased assets

Rental payments under operating leases are charged to the profit and loss account as incurred

Stock

Stock, is valued at the lower of cost, on a first in first out basis, and net realisable value.

Pension costs

The group continues to operate a group personal pension plan and a death benefit scheme for which contributions are charged to the profit and loss account in the period for which they are paid. The liability of the group is limited to the contributions paid in the year.

2	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In April 2004, World Fuel Services Corporation (“World Fuel”), a publicly traded company incorporated in the United States, through its wholly-owned subsidiary of World Fuel Services European Holding Company I, Limited, a company incorporated in the United Kingdom, acquired all the outstanding ordinary and preference shares of Tramp Holdings Limited. Due to the relative size of the acquisition to World Fuel, three years of income statements and two years balance sheets audited in accordance with US generally accepted auditing standards with a reconciliation to US GAAP were required to be included in World Fuel’s Form 8-K filing with the US Securities and Exchange Commission.

During the re-audit of the UK balances several adjustments were noted. Below is a description of those adjustments made to the UK GAAP accounts:

Accruals for indirect taxes

The audit of the indirect taxes revealed that there were under accruals in certain social security and excise taxes in the operations of one of the Company’s foreign subsidiaries. In addition to this under accrual, the Company incorrectly invoiced some aviation sales as zero rated value-added tax (VAT) when in fact VAT should have been charged. It is unlikely that this VAT liability will be recovered from customers and accordingly has been expensed.

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS continued

Changes in Provisioning

Tramp had previously recorded provisions which were deemed, either to be unnecessary or did not meet the definition of a liability under UK accounting standards. Previously, Tramp would de-recognise these provisions in the following year, taking the amount to income. These financial statements have been restated to remove the unnecessary provision in the year booked and remove the credit to income when the provision was released.

Accrual for contingencies and claims

Tramp did not accrue for certain claims and contingencies which were in existence at the balance sheet date. As part of the re-audit, an accrual was established for the expected settlement of these claims.

Translation of income statement at average rates

Previously, Tramp had translated the income statement items using the end rate under UK GAAP. While this treatment is acceptable under SSAP 20, it is not the preferred method of accounting. With the implementation of FRS 18, it was determined that the income statement should be translated at average rates. This revised treatment is also in line with the requirements under US GAAP.

Profit and Loss (restated)

	2004 £	2003 £	2002 £
Net income (before preferred dividend) previously reported	3,332,563	1,788,623	4,762,691
Additional liabilities for indirect taxes	(485,035)	(481,613)	(460,714)
Changes in provisioning for debtors and other assets	(233,016)	3,056	(163,586)
Increase provisioning for claims and contingencies	(67,300)	0	0
Translation of income statement at average rates	22,502	9,492	(15,068)

Net income (before preferred dividend) as restated	2,569,714	1,319,558	4,123,323

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS continued

Balance Sheet (restated)

	2004 £	2003 £	2002 £
Net assets previously reported	42,122,074	38,527,617	37,032,585
Additional liabilities for indirect taxes	(1,492,612)	(987,430)	(483,899)
Changes in provisioning for debtors and other assets	(355,768)	119,247	33,354
Changes in the tax liability as a result of the above adjustments	133,606	(1,542)	78,341

Net assets as restated	40,407,300	37,657,892	36,660,381

3	TURNOVER AND OPERATING PROFIT

Turnover and operating profit information has not been disclosed as in the opinion of the directors the disclosure of turnover and operating profit by class of business and geographical area would be prejudicial to the interests of the group.

4	OTHER OPERATING INCOME

	2004 £	2003 £	2002 £
	(restated)	(restated)	(restated)
Interest receivable from clients	1,790,104	1,663,504	1,996,591
Profit on disposal of tangible fixed assets	35,249	13,478	3,610
Profit on disposal of fixed asset investments	—	74,640	54,287
Net profit on trading –ships shares	51,238	46,324	44,392
Decrease in provision against current asset investments	167,547	—	—
Decrease in bad debt provisions	—	—	120,279
Decrease in provision against claims	52,835	—	—
Other income	131,253	18,744	22,596
Fee income	—	—	109,429

	2,228,226	1,816,690	2,351,184

Interest receivable from clients arises as an integral element of trading activities and is therefore treated as an operating item.

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

5	OPERATING PROFIT is stated after charging:

	2004 £	2003 £	2002 £
	(restated)	(restated)	(restated)
Depreciation of tangible fixed assets - owned assets	96,587	98,155	131,985
Directors’ remuneration (including pension contributions) as executives (note 5)	534,071	455,918	890,967
Auditors’ remuneration for audit services	45,644	65,700	63,319
Non-audit fees paid to auditors	33,200	42,338	31,850
Amounts written off investments in ships	13,427	12,869	12,019
Operating lease rentals payable for land and buildings	125,175	267,527	217,530
Other operating lease rentals payable	2,367	1,374	—
Increase in provision against current asset investments	32,453	429,787	143,307
Increase in bad debt provision	—	356,751	—
Increase in provision against claims	—	50,838	—

6	DIRECTORS’ EMOLUMENTS

The directors set out below served throughout the year. C.C Carlsen has retired after the year end.

The interests of the directors, who both served throughout the year, in the share capital of the company were as follows:

31st January 2003 and 2004
10% cumulative preference shares of 1 each
C C Carlsen	4,980,000
J R Cole	—
Ordinary shares of 1 each
C C Carlsen	620,000
J R Cole	80,000

Remuneration

The remuneration of the directors was as follows:

	2004 £	2003 £	2002 £
Emoluments	465,102	386,949	719,620
Company contributions to money purchase pension schemes	68,969	68,969	171,347

	534,071	455,918	890,967

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

6	DIRECTORS’ EMOLUMENTS continued

Pensions

The number of directors who accrued benefits under pension schemes was as follows:

	Number	Number	Number
Money purchase schemes (Number)	1	1	1

Highest paid director

The above amounts for remuneration include the following in respect of the highest paid director:

	£	£	£
Emoluments	234,750	193,622	394,404
Company contributions to money purchase schemes	68,969	68,969	102,378

	303,719	262,591	496,782

7	EMPLOYEES

The average monthly number of employees of the group, excluding directors, during the year was 80 made up as follows:

	2004 Number	2003 Number	2002 Number
Sales	36	36	34
Administration	44	42	35

	80	78	69

Staff costs during the year amounted to:

	£	£
Wages and salaries	3,519,346	2,814,865	3,452,954
Social security costs	305,817	243,913	320,479
Other pension costs	144,077	132,442	113,658

	3,969,240	3,191,221	3,887,091

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

8	INTEREST RECEIVABLE AND SIMILAR INCOME

	2004 £	2003 £	2002 £
	(restated)	(restated)	(restated)
Interest receivable	537,313	408,057	444,371
Income from listed investments	21,510	21,702	20,898
Income from overseas investments	12,557	7,913	11,073

	571,380	437,672	476,342

Interest receivable from clients is detailed in note 3 above.

9	INTEREST PAYABLE

	2004 £	2003 £	2002 £
	(restated)	(restated)	(restated)
On loans wholly repayable within five years	73,614	100,897	217,288
On overdue tax	—	1,687	9,266

	73,614	102,584	226,554

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

10	TAXATION

	2004 £	2003 £	2002 £
	(restated)	(restated)	(restated)
Current tax
Corporation tax based on the adjusted profit for the year	1,116,272	649,394	1,591,541
Less: Double taxation relief	(268,236)	(219,076)	(432,490)

	848,036	430,318	1,159,051
Over provision in previous years	(28,191)	(25,111)	(4,799)
Overseas taxation	566,100	485,589	438,550
Tax credit on franked investment income written off	2,151	2,182	2,077

Tax on profit on ordinary activities	1,388,096	892,978	1,594,879

Factors affecting tax charge for the period

The tax assessed for the period is greater than the standard rate of corporation tax in the UK (30%). The differences are explained below:

Profit on ordinary activities before taxation	4,461,649	2,462,748	6,411,646

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 30% (2003: 30%)	1,338,495	738,824	1,923,494
Effects of:
Expenses not deductible for tax purposes	(23,090)	85,837	(44,317)
Capital allowances for period in excess of depreciation	(13,313)	(10,153)	(1,730)
Utilisation of tax losses	19,776	12,116	(13,863)
Starting rate, small companies rate and marginal relief	(2,663)	(6,680)	(4,365)
Higher rate taxes on overseas earnings	29,674	47,405	1,491
Adjustments to tax charge in respect of previous periods	39,217	25,629	(265,831)

Current tax on charge for the period	1,388,096	892,978	1,594,879

11	DEFERRED TAXATION

There is no provision for deferred taxation in the accounts of the group at 31st January 2004 (2003: £nil).

There are capital losses carried forward of £912,346 (2003: £846,246).

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

12	TANGIBLE FIXED ASSETS

Group	Freehold Property £	Short leasehold £	Fixtures, fittings and equipment £	Plant and machinery £	Total £
Cost
1st February 2003	22,532	48,963	1,039,353	308,633	1,419,481
Exchange difference	—	523	(2,562)	(2,508)	(4,547)
Additions	—	169	38,538	88,540	127,247
Disposals	—	—	(2,918)	(161,655)	(164,573)

31st January 2004	22,532	49,655	1,072,411	233,010	1,377,608

Depreciation
1st February 2003	11,265	37,907	948,645	247,655	1,245,472
Exchange difference	—	39	(1,788)	(2,777)	(4,526)
Charge for the year	2,253	2,600	49,281	42,453	96,587
Disposals	—	—	(2,918)	(145,830)	(148,748)

31st January 2004	13,518	40,546	993,220	141,501	1,188,785

Net book value
31st January 2004	9,014	9,109	79,191	91,509	188,823

31st January 2003	11,267	11,056	90,708	60,978	174,009

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

13	SUBSIDIARY UNDERTAKINGS

The company owns 100% of the share capital of Tramp Oil Financial Products Limited, a company incorporated and operating in the UK, marketing and providing financial products to the bunker industry.

Tramp Holdings Limited owns 87.5% of Tramp Group Limited, a company operating in the UK. The company and its subsidiaries are primarily engaged in the business of oil trading.

The following are wholly owned subsidiary undertakings of Tramp Group Limited:

Tramp Shipping & Chartering Aps	-	Ship chartering
Tramp Oil & Marine Limited	-	Oil trading
Tramp Oil Schiffahrts und Handels GmbH	-	Oil trading
Tramp Chartering Limited	-	Ship chartering and agency
TOM Oil Limited	-	Oil trading
Tramp Oil & Marine (Far East) Pte Ltd	-	Oil trading
Tramp Oil & Marine (Med) Limited	-	Oil trading
Tramp Oil Aviation Limited	-	Oil trading
TOM Oil (Broking) Limited	-	Oil broking
Tramp Oil Products Limited	-	Oil trading
Tramp Oil Fuel Supplies Limited	-	Oil trading
Tramp Oil & Marine (Romania) SRL	-	Dormant

Tramp Shipping and Chartering Aps is incorporated and operating in Denmark.

Tramp Oil Schiffahrts und Handels GmbH is incorporated and operates in Germany.

Tramp Oil & Marine (Far East) Pte Limited is incorporated and operates in Singapore.

Tramp Oil & Marine (Med) Limited is incorporated in the UK and operates in Cyprus.

Tramp Oil & Marine (Romania) SRL is incorporated in Romania.

Tramp Group Limited owns the entire allotted equity share capital, consisting of £1 ordinary shares, of the eight UK companies.

Tramp Group Limited owns 100% of a German partnership, Tramp Oil Germany GmbH & Co KG, whose business is oil trading and who changed its name from Tramp Oil Schiffarts und Handels GmbH & Co KG during the year.

Tramp Group Limited owns 67% of the share capital of Tramp Oil (Brasil) Limitada, a company incorporated and operating in Brazil as oil traders.

During the year Tramp Oil (Brasil) Limitada subscribed for 100% of the share capital of Tobras Distribuidora de Combustiveis Limitada, a company incorporated in Brazil. This company had not commenced trading at 31st January 2004.

Tramp Group Limited owns 65% of the share capital of Tramp Oil & Marine (South Cone) S.A., a company incorporated and operating in Chile as oil traders.

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

14	FIXED ASSET INVESTMENTS

	Interest in associated undertakings £	Investment in ships £	Total £
Cost
1st February 2003	35	213,301	213,336
Exchange difference	—	9,235	9,235

31st January 2004	35	222,536	222,571

Provisions
1st February 2003	—	171,314	171,314
Exchange difference	—	7,417	7,417
Amounts written off in the year	—	13,427	13,427

31st January 2004	—	192,158	192,158

Net book value
31st January 2004	35	30,378	30,413

31st January 2003	35	41,987	42,022

15	STOCKS

	2004 £	2003 £
Stocks of oil products	6,067,862	6,339,945

The replacement value of stock approximates the balance sheet value.

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

16	DEBTORS

	2004 £	2003 £
	(restated)	(restated)
Trade debtors	56,700,585	73,048,469
Other debtors	778,363	915,714
Prepayments and accrued income	480,083	492,078

	57,959,031	74,456,261

Other debtors includes £5,905 (2003: £29,524) in respect of hire purchase contracts of which £nil (2003: £5,905) is due after more than one year.

Prepayments and accrued income includes £nil (2003: £41,807) in respect of pension premiums prepaid.

17	CURRENT ASSET INVESTMENTS

	2004 £	2003 £
	(restated)	(restated)
Cost
Listed shares held in United Kingdom	845,707	863,133
Unlisted shares held in United Kingdom	300,000	300,000
Bonds in Germany	14,372	6,395
Bonds and stocks in Denmark	46,678	71,671
Other overseas equities	344,799	323,967

	1,551,556	1,565,166
Less: Provision for impairment	(612,975)	(780,522)

	938,581	784,644

Market value	1,212,085	1,015,660

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

18	CREDITORS: amounts falling due within one year

	2004 £	2003 £
	(restated)	(restated)
Hire purchase obligations	12,942	—
Bank loans and overdrafts	8,841,186	723,896
Trade creditors	43,348,735	58,546,832
Corporation tax	1,309	194,582
Other taxes and social security costs	2,618,308	1,903,064
Other creditors	1,073,971	276,317
Accruals and deferred income	745,199	613,007

	56,641,650	62,257,698

Accruals and deferred income includes £18,412 (2003: £nil) in respect of pension premiums accrued.

19	CREDITORS: amounts falling due after more than one year

	2004 £	2003 £
Hire purchase obligations	17,958	—
Secured loans	58,182	52,319

	76,140	52,319

The secured loans are repayable by equal half-yearly instalments of capital plus interest. The period outstanding on the loans vary between 1 and 10 years and interest rates range from 8% to variable market rates. The mortgages are secured by charges over the investment in ships. The hire purchase obligations are payable in more than one year but less than five years.

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

20	PROVISIONS FOR LIABILITIES AND CHARGES

	2004 £	2003 £
	(restated)	(restated)
Provision against exchange losses	43	23,338
Other	232,722	114,741

	232,765	138,079

Movements on provisions during the year were as follows:
		£
Balance at 1st February 2003		138,079
Transfer from profit and loss account		94,686

Balance at 31st January 2004		232,765

21	SHARE CAPITAL

	Authorised		Allotted, issued and fully paid
	2004 £	2003 £	2004 £	2003 £
10% Cumulative preference
shares of £1 each	5,000,000	5,000,000	4,980,000	4,980,000
Ordinary shares of £1 each	1,000,000	1,000,000	700,000	700,000

	6,000,000	6,000,000	5,680,000	5,680,000

The 10% cumulative preference shares were issued on the terms that the preference dividend entitlement shall be calculated from 28 December 1986. The resultant cumulative entitlement from that date, net of dividends already paid, £80,000 (2003: £80,000) amounts to £20,254,284 (2003: £17,960,258). The company’s articles of association do not require that this entitlement be settled at any time, other than in a winding up or reduction of capital, and if no preference dividend is determined by the directors, the company remains able to declare dividends on its ordinary shares of £1 each.

On a winding up assets available to members will be applied first in repaying the nominal amount paid up on the preference shares along with the arrears of preference dividends.

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

22	PROFIT AND LOSS ACCOUNT

Total £
(restated)
Balance at 1st February 2002	9,368,421
Exchange differences	(480,077)
Profit/(loss) for the year	(765,920)

Balance at 31st January 2003	8,122,424
Balance at 1st February 2003	8,122,424
Exchange differences	(284,973)
Profit/(loss) for the year	275,688

Balance at 31st January 2004	8,113,139

23	OTHER RESERVES

	Redemption reserve £	Other reserves £	Total £
Balance at 1st February 2002	15,874,780	1,055,998	16,930,778
Exchange differences	—	4,366	4,366
Transfer	2,085,478	—	2,085,478

Balance at 31st January 2003	17,960,258	1,060,364	19,020,622
Balance at 1st February 2003	17,960,258	1,060,364	19,020,622
Exchange differences	—	7,658	7,658
Transfer	2,294,026	—	2,294,026

Balance at 31st January 2004	20,254,284	1,068,022	21,322,306

The redemption reserve represents dividends on the 10% cumulative preference shares which although not declared have been appropriated from the profit and loss account in accordance with Financial Reporting Standard 4, Capital Instruments.

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

24	RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

	2004 £	2003 £
	(restated)	(restated)
Profit for the financial year	2,569,714	1,319,558
Appropriation for dividend	(2,294,026)	(2,085,478)
Transfer to redemption reserve	2,294,026	2,085,478

	2,569,714	1,319,558
Other recognised gains and losses	(277,315)	(475,711)

Net addition to shareholders’ funds	2,292,399	843,847
Opening shareholders’ funds	32,823,046	31,979,199

Closing shareholders’ funds	35,115,445	32,823,046

25	RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS

	2004 £	2003 £	2002 £
	(restated)	(restated)	(restated)
Operating profit	3,963,883	2,127,660	6,161,858
Depreciation of tangible fixed assets	96,587	98,155	131,985
Profit on disposal of tangible fixed assets	(35,249)	(13,478)	(3,610)
Amounts written off fixed asset investments	13,427	12,869	12,019
Profit on disposal of fixed asset investments	—	(74,640)	(54,287)
Loss on disposal of current asset investments	60,980	33,717	—
Provision for impairment of current asset investments	(167,547)	429,787	143,307
Provision against claims	117,981	(28,725)	143,466
Provision against exchange losses	(23,295)	(83,840)	12,936
Exchange differences	(135,373)	(388,005)	532,266
Change in stocks	272,083	(2,787,426)	3,077,144
Change in debtors	16,621,678	(15,683,636)	1,709,512
Change in creditors	(13,836,048)	23,447,080	(6,230,905)

Net cash inflow from operating activities	6,949,107	7,089,518	5,635,691

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

26	ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

	2004 £	2003 £	2002 £
	(restated)	(restated)	(restated)
Returns on investment and servicing of finance
Interest received	526,027	403,826	445,224
Dividends received	31,772	27,841	28,918
Interest paid	(72,397)	(107,720)	(236,539)
Dividends paid to minority interest	—	(34,469)	(35,463)

Net cash inflow for returns on investments and servicing of finance	485,402	289,478	202,140

Taxation
UK Corporation tax paid	(1,047,216)	(780,286)	(1,561,477)
Foreign tax paid	(577,299)	(895,048)	(292,954)

Taxation paid	(1,624,515)	(1,675,334)	(1,854,431)

Capital expenditure and financial investment
Purchase of tangible fixed assets	(74,244)	(93,178)	(80,186)
Sale of tangible fixed assets	51,074	14,571	4,411
Purchase of fixed asset investments	—	(35)	—
Sale of fixed asset investments	—	31,810	—
Purchase of current asset investments	(251,177)	(477,260)	(830,708)
Sale of current asset investments	203,807	395,876	718,300

Net cash outflow for capital expenditure and financial investment	(70,540)	(128,216)	(188,183)

Financing
Secured loan drawn/(repaid)	5,863	(21,582)	14,146
Capital element of hire purchase payments	(22,103)	—	—

Net cash outflow from financing	(16,240)	(21,582)	14,146

Acquisition and disposals
Disposal of shares in subsidiary company	—	73,658	—
Investment by minority interest in subsidiary	23,534	14,945	5,527
Net cash outflow of purchase of shares in subsidiary	—	(2,780)	—

Net cash inflow for acquisitions and disposals	23,534	85,823	5,527

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

27	ANALYSIS OF NET FUNDS

	At 1st February 2002 £	Movements during the year £	At 31 January 2003 £
Cash at bank and in hand	16,767,185	1,541,922	18,309,107
Bank overdrafts	(4,821,661)	4,097,765	(723,896)
Secured loans due after more than one year	(73,901)	21,582	(52,319)

TOTAL	11,871,623	5,661,269	17,532,892

	At 1st February 2003 £	Movements during the year £	Other non-cash changes £	At 31 January 2004 £
Cash at bank and in hand	18,309,107	13,864,038	—	32,173,145
Bank overdrafts	(723,896)	(8,117,290)	—	(8,841,186)
Hire purchase obligations	—	22,103	(53,003)	(30,900)
Secured loans due after more than one year	(52,319)	(5,863)	—	(58,182)

TOTAL	17,532,892	5,762,988	(53,003)	23,242,877

28	CONTINGENT LIABILITIES

At the year end, the group’s principal bankers held cross guarantees from Tramp Group Limited and three of its subsidiary undertakings in respect of certain group borrowings and guarantees issued on the group’s behalf up to a maximum of £12,593,000 (2003: £10,301,000).

At 31st January 2004 the net borrowings and guarantees of the group covered by these facilities amounted to £3,212,000 (2003: £755,000) and there were credit balances under two of the facilities of £14,168,000 (2003: £3,987,000).

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

29	FINANCIAL COMMITMENTS

The group is committed to make the following payments during the year following the period under review under operating lease contracts.

	Land and Buildings		Other
	2004 £	2003 £	2004 £	2003 £
Operating leases which expire:
Within 1 year	28,360	19,389	—	—
Within 2-5 years	27,272	—	2,203	2,386
After 5 years	157,240	224,361	—	—

	212,872	243,750	2,203	2,386

30	ULTIMATE CONTROLLING PARTY

C C Carlsen has a controlling interest in the ordinary share capital of the company.

31	SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

These financial statements have been prepared in accordance with UK GAAP, which differs in certain significant respects from US GAAP. The tables below summarize the significant adjustments to the loss for the year and shareholders’ funds which would be required if US GAAP had been applied instead of UK GAAP.

Reconciliation of net profit for the year ended 31 January

	Note		2004 £	2003 £
Net profit/(loss) under UK GAAP attributable to Group shareholder			275,688	(765,920)
US GAAP adjustments
- Derivative financial instruments	(a	)	1,256,325	27,396
- Current investments	(b	)	(167,546)	129,788
- Deferred tax	(c	)	(242,082)	111,460
Net profit under US GAAP attributable to Group shareholders			1,122,385	(497,276)
- Preference shares	(d	)	2,294,026	2,085,478

Net profit under US GAAP attributable to ordinary shareholders			3,416,411	1,588,202

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31	SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) continued

Reconciliation of shareholders’ fund as at 31 January

	Note		2004 £	2003 £
Equity shareholders’ funds under UK GAAP			40,407,300	37,657,892
US GAAP adjustments
- Derivative financial instruments	(a	)	1,251,366	(4,959)
- Current investments	(b	)	66,337	22,151
- Deferred tax	(c	)	282,599	524,681
- Preference shares	(d	)	(5,000,000)	(5,000,000)

Shareholders’ funds under US GAAP			37,007,602	33,199,765

a)	Derivative financial instruments

Under UK GAAP, the Company does not recognize any unrealized gains on financial instruments but does recognize any unrealised loss positions at the year-end. Under US GAAP, the Group applies SFAS 133, “Accounting for derivative instrument and hedging activities”. The statement requires that every derivative instrument including certain derivative instruments embedded in other contracts are to be recorded in the balance sheet as either an asset or liability measured at its fair value. It also requires that changes in the derivative’s fair value should be recognised in earnings unless specific hedge criteria are met. Under US GAAP the Group has not designated any of its derivative instruments as qualifying hedge instruments under SFAS 133 and accordingly all derivative financial instruments are valued at fair value, and changes in their fair value are reflected in earnings.

b)	Current investments

Under UK GAAP, the Group records its investment at the lower of cost or market value. Under US GAAP the Group’s listed investments were classified as available-for-sale securities in accordance with SFAS 115 “Accounting for Certain investments in Debt and Equity Securities”, accordingly such investments are marked-to-market and the aggregate fair value of the unrealised holding gains and losses are reported as a separate component in shareholder’s funds.

c)	Deferred tax

Under UK GAAP, the group accounts for deferred tax in accordance with FRS 19, deferred tax as described in the notes on the accounting policy in the financial statements. Under US GAAP, deferred taxes are accounted for on all temporary differences and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealised.

TRAMP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

31	SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) continued

d)	Preference share

Under UK GAAP cumulative preferred dividends, although not yet declared, have been appropriated from the profit and loss account. Under US GAAP, the preferred dividends are not accounted for until declared.

Under US GAAP, the preference shares are considered mandatory redeemable since the conditions for redemption are not solely within the control of the Company. In accordance with US GAAP, these preference shares are classified between long-term debt and shareholders’ funds, but are not aggregated under either caption. The preferred shares are measured at their historical cost value, because the redemption depends on uncertain events that are not considered probable as at 31 January 2004.

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements (“Financial Statements”) give effect to the April 2, 2004 purchase of all the outstanding shares of THL and shares of TGL, a subsidiary of THL, which was not otherwise held by THL prior to the purchase of THL by World Fuel Services Corporation (the “Company.”)

The unaudited pro forma combined condensed balance sheet (“Balance Sheet”) was prepared as if the acquisition had occurred as of December 31, 2003. The Balance Sheet was based upon the historical consolidated balance sheet of the Company as of December 31, 2003 and the historical consolidated balance sheet of THL as of January 31, 2004, as adjusted for U.K. GAAP to U.S. GAAP differences and translated to U.S. Dollars using a year-end exchange rate of 1.8162.

The unaudited pro forma combined condensed statement of income (“Statement of Income”) was prepared as if the acquisition had occurred as of the beginning of the period presented (i.e. January 1, 2003, the first day of the Company’s 2003 fiscal year). The Statement of Income was based upon the historical consolidated statement of income of the Company for the year ended December 31, 2003 and the historical consolidated statement of income of THL for the year ended January 31, 2004, as adjusted for U.K. GAAP to U.S. GAAP differences and translated to U.S. Dollars using an average exchange rate of 1.6528.

These pro forma statements do not purport to represent what the Company’s financial position or results of operations would actually have been if the sale had occurred on the dates referred to above or to be indicative of the Company’s future results of operations or financial position. The Financial Statements should be read together with the audited financial statements and notes thereto as included in the Company’s 2003 Annual Report on Form 10-K, and THL included elsewhere in this report.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED BALANCE SHEETS

DECEMBER 31, 2003

(Unaudited - In thousands)

	Historical		Acquisition Adjustments		Combined
	World Fuel Services Corporation	Tramp Holdings Limited
ASSETS:
Current assets:
Cash and cash equivalents	$76,256	$58,432	$30,207	(a)	$73,773
			(75,504	)(b)
			(34,860	)(c)
			(758	)(d)
			20,000	(e)
Investments	—	1,760	(1,654	)(a)	106
Accounts and notes receivable, net	192,119	102,980	(22,696	)(a)	272,403
Inventories	22,940	11,021	(448	)(a)	33,113
			(400	)(f)
Prepaid expenses and other current assets	19,706	2,285	(1,658	)(a)	20,333

Total current assets	311,021	176,478	(87,771)		399,728
Property and equipment, net	6,963	343	(198	)(a)	7,108
Other:
Goodwill, net	36,860	—	7,070	(g)	43,930
Identifiable intangible assets, net	1,104	—	7,560	(g)	8,664
Other assets	1,730	—	—		1,730

	$357,678	$176,821	$(73,339)		$461,160

LIABILITIES:
Current liabilities:
Short-term debt and bank overdrafts	$1,600	$16,057	$18,803	(a)	$1,600
			(34,860	)(c)
Due to seller	—	—	8,314	(h)	8,314
Accounts payable	172,885	78,730	(15,257	)(a)	236,358
Accrued expenses	9,987	6,135	1,138	(a)	17,985
			425	(f)
			300	(d)
Other current liabilities	20,290	2,374	559	(a)	23,223

Total current liabilities	204,762	103,296	(20,578)		287,480

Long-term liabilities:
Long-term debt	1,936	—	20,000	(e)	21,936
Minority interest payable	—	9,611	493	(a)	—
			(10,104	)(i)
Other long-term liabilities	2,601	138	(129	)(a)	2,610

Total long-term liabilities	4,537	9,749	10,260		24,546

Commitments and contingencies
STOCKHOLDERS’ EQUITY	148,379	63,776	(2,054	)(a)	149,134
			(61,722	)(i)
			755	(j)

	$357,678	$176,821	$(73,339)		$461,160

(a)	To reflect the estimated fair value acquired assets and assumed liabilities of THL at their estimated fair value at the acquisition date.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES

NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEETS

DECEMBER 31, 2003

(Unaudited)

(b)	To reflect total cash paid at closing to purchase of all the outstanding shares of THL and shares of TGL, a subsidiary of THL, which were not otherwise held by THL prior to the Company’s purchase of THL.

(c)	To reflect the repayment of short-term debt and bank overdrafts of THL.

(d)	To reflect the estimated external acquisition costs related to professional fees which have been paid or accrued.

(e)	To reflect the Company’s borrowing on its credit facility to partially finance the purchase of all the outstanding shares of THL and shares of TGL, a subsidiary of THL, which were not otherwise held by THL prior to the Company’s purchase of THL.

(f)	To write-off inventories and to record an accrual associated with the exiting of a non-core business, which was acquired as part of the acquisition of THL.

(g)	The acquisition of all the outstanding shares of THL and shares of TGL, a subsidiary of THL, which were not otherwise held by THL prior to the Company’s purchase of THL, will be accounted for using the purchase method of accounting. The following preliminary pro forma allocation of the purchase price is based on the estimated purchase price at closing. The final purchase price may be higher or lower due to certain post-closing adjustments:

Cash and cash equivalents	$88,639
Investments	106
Accounts receivable	80,284
Inventories	10,173
Prepaid expenses and other current assets	627
Property and equipment	145
Short-term debt and bank overdrafts	(34,860)
Accounts payable	(63,473)
Accrued expenses	(7,698)
Other current liabilities	(2,933)
Other long-term liabilities	(9)

Net assets acquired	$71,001

Purchase price and acquisition costs (b)+(d)-(h)-(j)	$85,631
Less net assets acquired, indicated above	(71,001)

Excess to be allocated	$14,630

Identifiable intangible asset	$7,560
Goodwill	7,070

$14,630

(h)	To reflect the remaining amount payable to the sellers within 10 days after the Adjusted Net Asset Value of THL as of the closing date, as defined in the THL Acquisition Agreement, is agreed upon between the Company and the sellers.

(i)	To eliminate both the capital structure of THL and the minority interest related to shares of TGL not otherwise held by THL prior to the Company’s purchase of all outstanding shares of THL.

(j)	To reflect the issuance of approximately 19 thousand shares of the Company’s stock to one of the sellers of THL as restricted stock, which vest after 5 years. The fair value of these restricted shares was based on the market value of the Company’s stock at acquisition date and represented additional purchase price.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

(Unaudited - In thousands, except per share data)

	Historical		Acquisition Adjustments		Combined
	World Fuel Services Corporation	Tramp Holdings Limited
Revenue	$2,661,790	$1,041,188	$—		$3,702,978
Cost of revenue	(2,561,082)	(1,023,230)	—		(3,584,312)

Gross profit	100,708	17,958	—		118,666

Operating expenses:
Salaries and wages	(38,757)	(5,816)	—		(44,573)
Provision for bad debts	(6,281)	—	—		(6,281)
Other	(28,680)	(6,231)	(1,080	)(aa)	(35,991)

	(73,718)	(12,047)	(1,080)		(86,845)

Income from operations	26,990	5,911	(1,080)		31,821

Other (expense) income, net:
Interest income, net	513	823	(950	)(bb)	(263)
			(649	)(cc)
Other, net	115	1,977	—		2,092

	628	2,800	(1,599)		1,829

Income before income taxes	27,618	8,711	(2,679)		33,650
Provision for income taxes	(5,744)	(2,694)	516	(dd)	(7,922)

	21,874	6,017	(2,163)		25,728
Minority interest	—	(1,043)	903	(ee)	(140)

Net income	$21,874	$4,974	$(1,260)		$25,588

Basic earnings per share	$2.06				$2.41

Basic weighted average shares	10,617		19	(ff)	10,636

Diluted earnings per share	$1.96				$2.29

Diluted weighted average shares	11,169		19	(ff)	11,188

(aa)	To reflect the amortization of the preliminary identifiable intangible asset over an estimated useful life.

WORLD FUEL SERVICES CORPORATION AND SUBSIDARIES

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

(Unaudited)

(bb)	To reflect the estimated interest expense on the Company’s borrowing on its credit facility to partially finance the purchase of all the outstanding shares of THL and shares of TGL, a subsidiary of THL, which were not otherwise held by THL prior to the Company’s purchase of THL.

(cc)	To reflect the estimated reduction in interest income from the Company’s operating cash used in the acquisition.

(dd)	To reflect the estimated income tax benefit on the pro forma adjustments.

(ee)	To eliminate the minority interest associated with the minority owner of TGL related to shares of TGL not otherwise held by THL prior to the Company’s purchase of THL.

(ff)	To reflect the issuance of approximately 19 thousand shares of the Company’s stock as restricted stock, vesting after 5 years, to one of the sellers of THL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 9, 2004	World Fuel Services Corporation

/s/ Michael J. Kasbar
Michael J. Kasbar
President and Chief Operating Officer

/s/ Francis X. Shea
Francis X. Shea
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)